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                                                                    EXHIBIT 4.14

                               THIRD AMENDMENT TO
                           REVOLVING CREDIT AGREEMENT

                 (U.S. $125,000,000 Revolving Credit Agreement)

         THIS THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT dated as of February 13, 2001 (this "Amendment"), by and among THE MEN'S WEARHOUSE, INC. (the "Borrower"), the financial institutions listed on the signature pages hereto (the "Banks") and BANK OF AMERICA, N.A., formerly known as NationsBank, N.A., in its capacity as agent (the "Agent") and in its individual capacity as a Bank hereunder.

         WHEREAS, the Borrower, the Agent and the Banks have entered into that certain Revolving Credit Agreement dated as of February 5, 1999, as amended by that certain First Amendment to Revolving Credit Agreement (the "First Amendment") dated as of September 14, 1999, and as further amended by that certain Second Amendment to Revolving Credit Agreement (the "Second Amendment") dated as of January 28, 2000 (together with any and all amendments and modifications thereof, the "Credit Agreement"); and

         WHEREAS, the Restructuring Transactions, as defined in the Second Amendment, have been consummated; and

         WHEREAS, the Borrower desires to dissolve Gares Cigars, LLC, a Georgia limited liability company acquired by the Borrower and designated as a de minimis Restricted Subsidiary pursuant to the First Amendment; and

         WHEREAS, the Borrower, the Agent and the Banks desire to amend the Credit Agreement: (i) to reflect the capital structure of the Borrower and its Subsidiaries following the Restructuring Transactions, (ii) with respect to certain limits on Restricted Payments as provided for herein, and (iii) to permit the dissolution of Gares Cigars, LLC (capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement);

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Amendments to Credit Agreement. (a) Section 10.3(d) of the Credit Agreement is hereby amended by deleting the phrase "$30,000,000 in the aggregate" and by replacing it with the phrase "$90,000,000 in the aggregate."

         (b) Schedule 7.17 of the Credit Agreement is hereby amended by deleting it in its entirety and by replacing it with the Schedule 7.17 attached hereto as Exhibit A.

         (c) The Borrower hereby represents and warrants that Gares Cigars, LLC, since the date of the Borrower's indirect acquisition of its equity interest therein, has been, and at


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all times therefrom and preceding its dissolution will be, a de minimis
Restricted Subsidiary without material net worth. The Agent and the Banks hereby consent to the dissolution of Gares Cigars, LLC, and it is agreed that, upon the consummation of such dissolution, Gares Cigars, LLC shall be deleted from
Schedule 7.17 of the Credit Agreement.

         Section 2. Conditions to Effectiveness. This Amendment shall become effective as of February 13, 2001 (the "Effective Date") upon (i) execution and delivery of this Amendment by a duly authorized officer of each of the Borrower, the Agent and the Majority Banks, and (ii) payment by the Borrower to the Agent, for the account of each Bank which executes and delivers this Amendment, of an amendment fee equal to 0.075% of each such Bank's Commitment.

         Section 3. Ratification of Related Documents. The Credit Agreement and each other Loan Document and any related document to which the Borrower is a party are hereby ratified and confirmed to be in full force and effect.

         Section 4. Limitations. The modifications set forth herein are limited precisely as written, and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement or any of the other Loan Documents. Except as expressly modified hereby, the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling.

         Section 5. Representations and Warranties; No Default. The Borrower hereby represents and warrants that on and as of the date hereof, and after giving effect hereto: (i) the representations and warranties of the Borrower made herein and in Article 7 of the Credit Agreement shall be true and correct (other than those representations and warranties limited by their terms to a specific date); and (ii) no Default or Event of Default shall have occurred and be continuing.

         Section 6. Payment of Expenses. The Borrower agrees to pay and reimburse the Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation, execution and delivery of this Amendment and ancillary documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

         Section 7. Choice of Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA.

         Section 8. Descriptive Headings. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.


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         Section 9. Entire Agreement. THIS AMENDMENT AND THE DOCUMENTS REFERRED
TO HEREIN REPRESENT THE ENTIRE UNDERSTANDING OF THE PARTIES HERETO REGARDING THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AND CONTEMPORANEOUS ORAL AND WRITTEN AGREEMENTS OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 10. Counterparts. This Amendment may be executed in any number of counterparts and by parties hereto on separate counterparts, each counterpart, when so executed and delivered, constitute an original instrument, and all such counterparts shall constitute but one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and authorized by their respective officers as of the date first above written.


Borrower                               THE MEN'S WEARHOUSE, INC.

                                       By: /s/ NEILL P. DAVIS
                                           ----------------------------------
                                       Name: Neill P. Davis
                                       Title: Senior Vice President, Chief
                                              Financial Officer and Treasurer


Banks                                  BANK OF AMERICA, N.A.
                                       as a Bank and as Agent

                                       By: /s/ TIMOTHY MONTE
                                           ----------------------------------
                                       Name: Timothy Monte
                                       Title: Vice President


                                       FLEET NATIONAL BANK

                                       By: /s/ JUDITH C.E. KELLY
                                           ----------------------------------
                                       Name: Judith C.E. Kelly
                                       Title: Director


                                       UNION BANK OF CALIFORNIA, N.A.

                                       By: /s/ GAIL FLETCHER
                                           ----------------------------------
                                       Name: Gail L. Fletcher
                                       Title: Vice President


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                                       WELLS FARGO BANK, N.A.

                                       By: /s/ CAROL POLASKY
                                           -----------------------------------
                                       Name:  Carol Polasky
                                       Title:  Vice President


                                       THE CHASE MANHATTAN BANK
                                       (formerly known as Chase Bank of Texas,
                                       National Association)

                                       By: /s/ JAMES R. DOLPHIN
                                           -----------------------------------
                                       Name: James R. Dolphin
                                       Title: Senior Vice President


                                       FIRST UNION NATIONAL BANK


                                       By: /s/ WILLIAM F. FOX
                                           -----------------------------------
                                       Name: William F. Fox
                                       Title: Vice President


                                       BANK OF MONTREAL


                                       By: /s/ BRUCE A. PIETKA
                                           -----------------------------------
                                       Name: Bruce A. Pietka
                                       Title: Director


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                                    EXHIBIT A

                          SCHEDULE 7.17 (U.S. REVOLVER)
                                  SUBSIDIARIES

1.       Guarantors:

         The Men's Wearhouse of Michigan, Inc. (100% owned by The Men's
                       Wearhouse, Inc.)
         Value Priced Clothing, LLC (100% owned by The Men's Wearhouse of
                       Michigan, Inc.)
         TMW Capital Inc. (100% owned by The Men's Wearhouse, Inc.)
         TMW Equity LLC (100% owned by TMW Capital Inc.)
         TMW Finance LP (1% general partner interest owned by TMW Equity LLC)
                       (99% limited partner interest owned by TMW Capital Inc.) TMW Realty Inc. (100% owned by The Men's Wearhouse, Inc.)
         TMW Texas General LLC (100% owned by TMW Realty Inc.)
         The Men's Wearhouse of Texas LP (1% general partner interest owned by
                       TMW Texas General LLC) (99% limited partner interest owned by TMW Realty Inc.)
         Renwick Technologies, Inc. (100% owned by The Men's Wearhouse, Inc.) TMW Marketing Company, Inc.(formerly TMW Licensing Company, Inc.)
                       (100% owned by The Men's Wearhouse, Inc.)
         TMW Licensing I, Inc. (100% owned by TMW Marketing Company, Inc.)
         TMW Licensing II, Inc.(100% owned by TMW Licensing I, Inc.)
         TMW Merchants LLC (100% owned by TMW Marketing Company, Inc.)
         TMW Purchasing LLC (100% owned by TMW Merchants LLC)
         Golden Moores Company (100% owned by The Men's Wearhouse, Inc.)
         Golden Moores Finance Company (100% owned by The Men's Wearhouse, Inc.) K&G Men's Center, Inc. (100% owned by The Men's Wearhouse, Inc.)
         K&G Men's Company Inc. (100% owned by K&G Men's Center, Inc.)

2.       Non-Guarantors

         Moores Retail Group Inc. (100% of the voting Common Shares and nonvoting Exchangeable Shares owned by Golden Moores Company)
         Moores The Suit People Inc. (100% owned by Moores Retail Group Inc.) Golden Brand Clothing (Canada) Ltd. (100% owned by Moores Retail Group
                       Inc.)
         Moores The Suit People U.S., Inc. (100% owned by Golden Moores Company) Gares Cigars, LLC (at least 70% owned by K & G Men's Center, Inc.)

3.       Unrestricted Subsidiaries

         None